Exhibit 10.28

SECOND AMENDMENT TO RISK ALLOCATION,
CONSULTING AND SERVICES AGREEMENT

THIS SECOND AMENDMENT TO RISK ALLOCATION, CONSULTING AND SERVICES AGREEMENT is made as of this 31st day of March, 2018 by and between SNODDY MANAGEMENT, INC. (“SMI”) and DMC GLOBAL INC. (formerly known as Dynamic Materials Corporation)(“DMC”).

WITNESS:

WHEREAS, SMI and DMC are parties to a Risk Allocation, Consulting and Services Agreement made as of April 1, 2008 and amended by a First Amendment dated September 24, 2012 and wish, by this Second Amendment, to amend it further as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and payments set forth herein and intending to be legally bound hereby, SMI and DMC agree as follows:

1.Concurrent with entry into this Second Amendment, DMC and Coolspring Stone Supply, Inc. have entered into a Second Amendment to their July 29, 2008 License Agreement. During the term of the Second Amendment to License Agreement and in consideration of the increased level of risk, consulting and services, the compensation payable to SMI hereunder shall increase to xxx per annum, payable monthly in advance in equal installments of xxx each beginning with the payment due April 1, 2018; provided, however, that because this Second Amendment was not entered into until the end of March, 2018 DMC shall have until April 16, 2018 to deliver the initial xxx monthly payment; with all subsequent payments due on the 1st of the applicable month.
2.    The xxx per annum payable pursuant to this Second Amendment shall be increased effective April 1, 2021 by a percentage equal to the increase in the Consumer Price Index over the Consumer Price Index for the Base Year, both as defined in the Risk Allocation, Consulting and Services Agreement except that the “base year” shall mean 2017.
3.    Payments due under this Second Amendment shall terminate on the same date as the License Agreement terminates. Any extension of the License Agreement shall be contingent upon payments due thereafter under this Second Amendment being in an amount satisfactory to SMI in SMI’s sole discretion.
4.    DMC requested, and SMI has consented, to a modification to the License Agreement that will permit DMC, if it elects to do so, to conduct a greater number of industrial diamond synthesis/bonding explosions limited to 9,000 pounds of explosive per detonation (hereafter “Diamond Explosions”) at Coolspring Mine No. 1 than at DMC’s facility at Dunbar, Pennsylvania; subject, however, to the following conditions:

(a)
In any fiscal year (April 1 through March 31) DMC may conduct up to 36 Diamond Explosions at Coolspring Mine No. 1 without any requirement that the same number of Diamond Explosions occur in the Dunbar Mine.

(b)
If the number of Diamond Explosions at Coolspring Mine No. 1 exceeds 36 in a fiscal year, DMC shall compensate SMI at the rate of xxx for each such Diamond Explosion unless during such fiscal year DMC conducts an equal or greater number of Diamond Explosions at the Dunbar Mine. To illustrate, if DMC conducts 36 or fewer Diamond Explosions in any fiscal year at Coolspring Mine No. 1 there shall be no payment adjustment under this Second Amendment. If it conducts, for example, 40 Diamond Explosions while conducting 36 or fewer at the Dunbar Mine, an additional payment of xxx (four additional explosions multiplied by xxx per Diamond Explosion) shall be paid to SMI. If DMC conducts 50 Diamond Explosions at Coolspring Mine No. 1 and 49 at the Dunbar Mine it will pay an additional xxx to SMI. If the number of Diamond Explosions conducted at the Dunbar Mine in any fiscal year exceeds the number conducted at Coolspring Mine No. 1 in the same fiscal year, no additional payment will be due.

(c)
Notwithstanding the above, in no event shall more than 96 Diamond Explosions be conducted in any fiscal year at Coolspring Mine No. 1. The limitation of 96 is per fiscal year with no carryover to subsequent years.

(d)
Within 30 days of the end of each fiscal year DMC shall provide SMI with an accounting of the number of Diamond Explosions conducted during the then concluded fiscal year at Coolspring Mine No. 1 and the Dunbar Mine, together with a check made payable to SMI for any additional payment due hereunder by reason of such activity.

5.    Except as amended hereby, SMI and DMC ratify and reaffirm all of the terms and provisions of the Risk Allocation, Consulting and Services Agreement as previously amended.
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.
SNODDY MANAGEMENT, INC.

__/s/ William R. Snoddy
William R. Snoddy, President

DMC GLOBAL INC.

__/s/ John Scheatzle_______________
Name: John Scheatzle
Title: President, NobelClad Division